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                                                                    EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of AMRESCO, INC. on Form S-3 of our report dated February 2, 1998, appearing in the Annual Report on Form 10-K of AMRESCO, INC. for the year ended December 31, 1997 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ Deloitte & Touche LLP


Dallas, Texas
September 15, 1998